Press Release

Investor & Media Contact:

Michelle Spolver
Fortinet, Inc.
408-486-7837
mspolver@fortinet.com

Fortinet Reports Second Quarter 2011 Financial Results
•Revenues of $103.0 million, up 35% year over year1
•Billings of $110.2 million, up 22% year over year
•GAAP EPS and Non-GAAP EPS of $0.092
•Cash and investments of $468.5 million, with no debt
•Free cash flow of $33.3 million, up 99% year over year
•GAAP net income of $14.5 million, up 111% year over year
•Non-GAAP net income of $15.3 million, up 88% year over year

SUNNYVALE, Calif. - July 19, 2011 - Fortinet® (NASDAQ: FTNT) - a leading network security provider and the worldwide leader in unified threat management (UTM) solutions - today announced financial results for the second quarter ended June 30, 2011.

Financial Highlights for the Second Quarter of 2011

•
Revenue[1]: Total revenue was $103.0 million for the second quarter of 2011, an increase of 35% compared to the second quarter of 2010. Within total revenue, product revenue was $46.7 million, an increase of 50% compared to the second quarter of 2010. Services revenue was $52.7 million, an increase of 29% compared to the second quarter of 2010. Ratable product and services revenue was $3.7 million, a decrease of 15% compared to the second quarter of 2010.

•
Billings[3]: Total billings were $110.2 million for the second quarter of 2011, an increase of 22% compared to the second quarter of 2010. We define billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period.

•	Deferred Revenue: Deferred revenue was $273.2 million as of June 30, 2011, an increase of 21% compared to deferred revenue as of June 30, 2010, and up $7.2 million from March 31, 2011.

•
Cash and Cash Flow: As of June 30, 2011, cash, cash equivalents and investments were $468.5 million, compared to $432.7 million as of March 31, 2011. Cash flow from operations was $34.1 million for the second quarter of 2011, compared to $18.0 million for the second quarter of 2010. In the second quarter of 2011, free cash flow was $33.3 million, compared to $16.7 million for the second quarter of 2010. We define free cash flow, a non-GAAP financial measure of liquidity, as net cash provided by operating activities less capital expenditures.[3]

•
GAAP Operating Income: GAAP operating income was $18.8 million for the second quarter of 2011, representing a GAAP operating margin of 18%, and an increase of 92% compared to the second quarter of 2010.

•
Non-GAAP[3] Operating Income: Non-GAAP operating income was $22.2 million for the second quarter of 2011, representing a non-GAAP operating margin of 22%, and an increase of 84% compared to the second quarter of 2010. Non-GAAP operating income and operating margin exclude stock-based compensation expense and income from payments we received related to a patent settlement.

•
GAAP Net Income and EPS: GAAP net income was $14.5 million for the second quarter of 2011, based on a 25% tax rate for the quarter. This compares to GAAP net income of $6.9 million for the second quarter of 2010, based on a 33% tax rate for the quarter. GAAP diluted EPS was $0.09 for the second quarter of 2011, based on 163.9 million weighted-average diluted shares outstanding, compared to $0.05 for the second quarter of 2010, based on 151.3 million weighted-average diluted shares outstanding.

•
Non-GAAP[3] Net Income and EPS: Non-GAAP net income was $15.3 million for the second quarter of 2011, based on a 33% tax rate for the quarter. Non-GAAP net income for the second quarter of 2010 was $8.1 million, based on a 35% tax rate. Non-GAAP diluted EPS was $0.09 for the second quarter of 2011 based on 163.9 million weighted-average diluted shares outstanding, compared to $0.05 for the second quarter of 2010 based on 151.3 million weighted-average diluted shares outstanding. Non-GAAP net income and non-GAAP EPS exclude stock-based compensation expense, income from payments we received related to a patent settlement and the related tax effects.

1 Effective January 1, 2011, we prospectively adopted the Financial Accounting Standards Board's new accounting standards related to software revenue recognition for applicable transactions originating or materially modified after December 31, 2010.
2 Effective June 1, 2011, we completed a two-for-one stock split of our outstanding shares of common stock. All shares and per share amounts in this release have been retroactively adjusted to reflect the stock split for all periods presented.
3 A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Management Commentary:
Ken Xie, founder, president and chief executive officer of Fortinet, stated: “Our second quarter performance highlights the underlying strength of our technology, the successful execution of our vertically focused go-to-market sales strategy, and the healthy growth in the global UTM market. We continued to penetrate larger enterprises and services provider customers, with notable strength in the Americas and Asia Pacific region. With a healthy pipeline of business and an exciting product launch lineup slated for the second half of the year, we are positioned to continue to gain market share, as enterprises look to deploy high performance UTM solutions."

Ken Goldman, chief financial officer of Fortinet, stated: "We reported a solid second quarter with strong financial metrics that were at or above the high-end of our previously provided guidance. We had particularly strong growth in revenue, profitability, and cash flow generation, and ended the quarter with a cash balance of more than $468 million. We are confident as we enter the second half of 2011, and remain focused on further penetrating the enterprise market, delivering innovative new products, and expanding our sales and R&D personnel. We expect that this, along with a healthy network security market, will enable us to grow our global business and maintain our technology advantage."

Conference Call Details
Fortinet will host a conference call today, July 19, 2011, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 82808820. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of our website at: http://investor.fortinet.com, and a replay will be archived and accessible at:
http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through August 2, 2011, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID# 82808820.

Following our earnings conference call, we will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts to ask more detailed product and financial questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 82809250. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and a replay will be archived and accessible at http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through August 2, 2011, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID # 82809250.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) is a worldwide provider of network security appliances and the market leader in unified threat management (UTM). Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including the majority of the 2009 Fortune Global 100. Fortinet's flagship FortiGate product delivers ASIC-accelerated performance and integrates multiple layers of security designed to help protect against application and network threats. Fortinet's broad product line goes beyond UTM to help secure the extended enterprise -- from endpoints, to the perimeter and the core, including databases and applications. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.
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Copyright © 2011 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiAP, FortiDB and FortiWeb. Other trademarks belong to their respective owners. Fortinet has not independently verified statements or certifications herein attributed to third parties and Fortinet does not independently endorse such statements.

FTNT-F

Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in our business and the sales pipeline, expected product introductions, our positioning to continue to grow and gain market share, continued demand for UTM solutions by enterprises and service providers, and our commitment to invest in our sales and R&D organizations to expand our global reach and maintain our technology edge in the market. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; specific economic risks in different geographies and among different customer segments; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product introductions and innovation; the ability to attract and retain personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, the UTM model in general and by specific customer segments; and the other risk factors set forth from time to time in our filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Free Cash Flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow also facilitates management's comparisons of our operating results to competitors' operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Fortinet is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and under the caption “Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K. We have computed free cash flow using the same consistent method from quarter to quarter and year to year.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income plus stock-based compensation reduced by the income from payments we received from a patent settlement. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense and patent settlement related income so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Second, stock-based compensation is an important part of our employees' compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and EPS. We define non-GAAP net income as net income plus stock-based compensation expense reduced by the income from payments we received from a patent settlement, less the related tax effects for both periods presented. We define non-GAAP EPS as non-GAAP net income divided by the weighted-average shares outstanding, on a fully-diluted basis. We consider these non-GAAP financial measures to be a useful metric for management and investors for the same reasons that we use non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP EPS the tax effects associated with stock-based compensation and the patent settlement. We used a 33 percent effective tax rate to calculate non-GAAP net income for the second quarter of 2011. We used a 35 percent effective tax rate to calculate non-GAAP net income for the second quarter of 2010. We believe these effective tax rates are reasonable estimates of long-term normalized tax rates under our global operating structure. The same limitations described above regarding our use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

FORTINET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	June 30, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$78,019	$66,859
Short-term investments	264,001	246,651
Accounts receivable, net of allowance for doubtful accounts of $180 and $303, respectively	72,212	72,336
Inventory—Net	13,650	13,517
Deferred tax asset	13,704	8,158
Prepaid expenses and other current assets	10,139	8,849
Deferred cost of revenues	2,687	3,788
Total current assets	454,412	420,158
PROPERTY AND EQUIPMENT—Net	7,339	7,056
DEFERRED TAX ASSET—Non-current	37,443	37,443
DEFERRED COST OF REVENUES	4,668	5,543
LONG-TERM INVESTMENTS	126,478	73,950
OTHER ASSETS	4,895	1,272
TOTAL ASSETS	$635,235	$545,422

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,207	$12,761
Accrued liabilities	19,976	16,303
Accrued payroll and compensation	20,656	19,670
Deferred revenue	192,450	169,648
Total current liabilities	246,289	218,382
DEFERRED REVENUE—Non-current	80,749	82,983
OTHER NON-CURRENT LIABILITIES	20,677	11,603
Total liabilities	347,715	312,968
STOCKHOLDERS' EQUITY:
Common stock	77	75
Additional paid-in-capital	277,900	251,920
Treasury stock	(2,995)	(2,995)
Accumulated other comprehensive income	3,184	2,181
Retained earnings (accumulated deficit)	9,354	(18,727)
Total stockholders' equity	287,520	232,454
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$635,235	$545,422

FORTINET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
REVENUE:
Product	$46,687	$31,037	$86,852	$58,147
Services	52,671	40,964	101,357	79,589
Ratable product and services	3,665	4,330	8,080	8,390
Total revenue	103,023	76,331	196,289	146,126
COST OF REVENUE:
Product [1]	16,591	11,822	30,666	23,136
Services [1]	8,596	6,818	16,377	13,286
Ratable product and services	1,371	1,525	2,931	3,118
Total cost of revenue	26,558	20,165	49,974	39,540
GROSS PROFIT:
Product	30,096	19,215	56,186	35,011
Services	44,075	34,146	84,980	66,303
Ratable product and services	2,294	2,805	5,149	5,272
Total gross profit	76,465	56,166	146,315	106,586
OPERATING EXPENSES:
Research and development	15,942	12,676	30,363	24,610
Sales and marketing [1]	35,896	27,777	68,614	54,500
General and administrative [1]	5,848	5,933	11,114	10,992
Total operating expenses	57,686	46,386	110,091	90,102
OPERATING INCOME	18,779	9,780	36,224	16,484
INTEREST INCOME	863	399	1,656	667
OTHER INCOME (EXPENSE)—Net	(207)	87	(302)	(163)
INCOME BEFORE INCOME TAXES	19,435	10,266	37,578	16,988
PROVISION FOR INCOME TAXES	4,941	3,397	9,497	5,901
NET INCOME	$14,494	$6,869	$28,081	$11,087
Net income per share: [2]
Basic	$0.10	$0.05	$0.19	$0.08
Diluted	$0.09	$0.05	$0.17	$0.07
Weighted-average shares outstanding: [2]
Basic	152,267	136,990	151,293	135,684
Diluted	163,887	151,274	163,393	150,866

[1] Includes stock-based compensation expense as follows:
Cost of product revenue	$43	$26	$65	$50
Cost of services revenue	362	234	560	442
Research and development	985	587	1,438	1,141
Sales and marketing	1,681	897	3,581	1,763
General and administrative	799	520	1,296	1,016
	$3,870	$2,264	$6,940	$4,412
[2] Effective June 1, 2011, we completed a two-for-one stock split of our outstanding shares of common stock. In accordance with GAAP, we have retroactively displayed the effect of the change in our condensed consolidated financial statements.

FORTINET, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
	June 30, 2011	June 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$28,081	$11,087
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,336	2,842
Amortization of investment premiums	6,291	2,713
Stock-based compensation	6,940	4,412
Excess tax benefit from employee stock option plans	(4,491)	(3,652)
Changes in operating assets and liabilities:
Accounts receivable—net	63	(5,255)
Inventory	(1,455)	(3,002)
Deferred tax assets	(5,546)	(2)
Prepaid expenses and other current assets	(2,101)	(1,534)
Deferred cost of revenues	1,976	(223)
Other assets	(1,762)	(66)
Accounts payable	355	2,352
Accrued liabilities	3,660	283
Accrued payroll and compensation	357	2,686
Other liabilities (deferred litigation settlement)	3,170	—
Deferred revenue	20,544	23,592
Income taxes payable	14,826	3,533
Net cash provided by operating activities	74,244	39,766
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(287,659)	(191,806)
Maturities and sales of investments	211,845	44,176
Payment made in connection with business acquisition, net	(2,623)	—
Purchases of property and equipment	(1,450)	(2,229)
Net cash used in investing activities	(79,887)	(149,859)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and warrants	11,219	12,541
Offering costs paid in connection with Initial Public Offering	—	(872)
Excess tax benefit from employee stock option plans	4,491	3,652
Net cash provided by financing activities	15,710	15,321
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	1,093	(1,251)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	11,160	(96,023)
CASH AND CASH EQUIVALENTS—Beginning of period	66,859	212,458
CASH AND CASH EQUIVALENTS—End of period	$78,019	$116,435

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures
(in thousands)
(unaudited)

Reconciliation of GAAP revenue to billing

	Three Months Ended
	June 30, 2011	June 30, 2010
Total revenue	$103,023	$76,331
Increase in deferred revenue	7,170	13,984
Total billings (Non-GAAP)	$110,193	$90,315

Reconciliation of cash provided by operating activities to free cash flow

	Three Months Ended
	June 30, 2011	June 30, 2010
Net cash provided by operating activities	$34,068	$17,950
Less purchases of property and equipment	(756)	(1,215)
Free cash flow (Non-GAAP)	$33,312	$16,735
Net cash used in investing activities *	$(32,953)	$(88,887)
Net cash provided by financing activities	$7,635	$14,012

* Includes purchases of property and equipment

Reconciliation of non-GAAP results of operations to the nearest comparable GAAP measures and other non-GAAP information
(in thousands, except per share amounts)
(unaudited)

Reconciliation of GAAP to Non-GAAP operating income, operating margin, net income and net income per share.

	Three Months Ended June 30, 2011				Three Months Ended June 30, 2010
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating Income	$18,779	$3,392	(a)	$22,171	$9,780	$2,264	(b)	12,044
Operating Margin	18%			22%	13%			16%
		3,392	(a)			2,264	(b)
		(2,592)	(c)			(989)	(c)
Net Income	$14,494	800		$15,294	$6,869	1,275		$8,144
Net income per share - diluted	$0.09			$0.09	$0.05			$0.05
Shares used in per share calculations - diluted	163,887			163,887	151,274			151,274

(a) To eliminate $3.9 million of stock-based compensation expense offset by $0.5 million of patent settlement income in the three months ended June 30, 2011.
(b) To eliminate $2.3 million of stock-based compensation expense in the three months ended June 30, 2010.
(c) To eliminate the tax effects related to expenses noted in (a) and (b)